EXHIBIT 99.1

DOT HILL SYSTEMS CORP.

OFFICERS’ CERTIFICATE

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), James L. Lambert, Chief Executive Officer of Dot Hill Systems Corp. (the “Company”), and Preston Romm, the Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1.             The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003, and to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended.

2.             The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 15th  day of May, 2003.

/s/ JAMES L. LAMBERT	/s/ PRESTON ROMM
James L. Lambert	Preston Romm
Chief Executive Officer	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Company and will be retained by Company and furnished to the Securities and Exchange Commission (the “SEC”) or its staff upon request.

This certification “accompanies” the Periodic Report, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Periodic Report), irrespective of any general incorporation language contained in such filing.